[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                                         April 30, 1999

The OFFITBANK Investment Fund, Inc.
400 Bellevue Parkway
Wilmington, DE 19809

            Re:   Registration Nos. 33-81748 and 811-8640

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 14 to Registration Statement Nos. 33-81748 and 811-8640.

                                         Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP